Unanimous Written Consent

of the Directors of

Entranet, Inc.

The undersigned, being all of the members of the Board of Directors of Entranet, Inc., a Florida Corporation (the "Corporation"), does hereby consent, pursuant to the authority granted by the laws of the state of Florida, to the adoption of the following resolutions to be effective May 8, 2014:

RESOLVED, that the initial officers and directors of the Corporation shall be as follows:

Name	Position
Eleftherios Papageorgiou	Chief Executive Officer & Director
Nikolaos Stratigakis	Vice President & Director
Alexandros Psychogios	Director
Eleftherios Kontos	Director
Theodoros Theocharis	Director

RESOLVED, that a duplicate original of the Certificate of Incorporation of the Corporation, certified by the Florida Secretary of State, shall be inserted as the first document in the Minute Book of the Corporation as part of its permanent records;

RESOLVED, that the Bylaws in the form set forth in Exhibit "A" attached hereto are hereby adopted as the initial Bylaws of the Corporation, and that the Bylaws are ordered to be filed in the Minute Book immediately following the certificate of Incorporation;

RESOLVED, that the Chief Executive Officer of the Corporation be, and hereby is, at his discretion and without further action by the Board of Directors, authorized and directed:

1.	To designate the bank to serve as the bank of the Corporation;
2.	To open, maintain, or discontinue accounts at the bank selected;
3.	To deposit or cause to be deposited in the bank any of the funds of the Corporation;
4.	To designate the person or persons authorized to draw on the accounts established at the bank;
5.	To authorize the bank to accept for deposit in those accounts checks and drafts made payable to the order of the Corporation;
6.	To prescribe such rules and conditions pertaining to the accounts at the bank he considers necessary or desirable to protect the interests of the Corporation; and
7.	To borrow funds on behalf of this Corporation, upon such terms and conditions as he deems appropriate in his absolute discretion.

RESOLVED, that the Chief Executive Officer hereby is authorized to certify any standard bank,

brokerage house, trust company, credit card, loan, or other financial institution resolution necessary to effectuate the foregoing authorizations and to insert copies of those resolutions in the Minute Book of the Corporation as part of its permanent records.

RESOLVED, that the Chief Executive Officer of the Corporation be, and he hereby is authorized to pay all organizational fees and expenses of the Corporation and to reimburse any person or persons who have paid such fees and expenses on behalf of the Corporation under such terms as he deems appropriate;

RESOLVED, that the Chief Executive Officer be, and is authorized to issue certificates for the authorized stock of the Corporation for consideration having a value not less that the par value of the shares issued thereof;

RESOLVED, that the fiscal year of the Corporation shall end on December 31;

RESOLVED, that Corporation’s articles of incorporation authorize the issuance of 490,000,000 common shares; and 10,000,000 preferred shares.

RESOLVED, that par value of the Corporation’s common shares shall be $.0001 per share;

RESOLVED, the Corporation issue, and deliver, in the name and on behalf of the Corporation, a certificate representing 15,300,000 shares to Eleftherios Papageorgiou, 7,400,000 shares to Nikolaos Stratigakis, 2,900,000 shares to Alexandros Psychogios, 1,100,000 shares to Eleftherios Kontos, 1,100,000 shares to Theodoros Theocharis and 225,000 shares to Todd Feinstein, of its common stock in exchange for services rendered as its founders the receipt of which is hereby acknowledged;

RESOLVED, that the Corporation is authorized to issue shares of its common stock in exchange for cash and other consideration as determined from time to time by the Board of Directors;

RESOLVED, that for the purpose of authorizing the Corporation to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for the Corporation to transact business, the proper officers of the Corporation be, and each of them hereby is, authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the Corporation to transact business therein and whenever it is expedient for the Corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocations of appointment or surrenders of authority as may be necessary to terminate the authority of the Corporation to do business in any state, territory, dependency or country;

RESOLVED, that in addition to, and without limiting the generality of the foregoing, the appropriate officers of the Corporation be, and each of them hereby is, authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as such officer may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all actions heretofore taken by the officers, directors, incorporator and agents of the Corporation in connection with the subject of the foregoing resolutions be, and each of them hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and

The undersigned constituting the members of the Board of Directors of the Corporation has duly executed this Consent on the 8th day of May 2014.

/s/Eleftherios Papageorgiou	/s/Theodoros Theochari
Eleftherios Papageorgiou	Theodoros Theocharis
Chief Executive Officer	Director

/s/Nikolaos Stratigakis	/s/Eleftherios Kontos
Nikolaos Stratigakis	Eleftherios Kontos
Vice President	Director

/s/Alexandros Psychogios
Alexandros Psychogios
Director

END OF DOCUMENT

EXHIBIT A

BYLAWS

OF

ENTRANET INC.

ARTICLE 1 -- SHAREHOLDERS

1.1  Annual Meeting. A meeting of shareholders shall be held each year for the election of directors and for the transaction of any other business that may come before the meeting. The time and place of the meeting shall be designated by the board of directors.

1.2  Special Meeting. Special meetings of the shareholders, for any purpose or purposes, shall be held when directed by the board of directors.

1.3  Place of Meeting. The board of directors may designate any place, either within or without the state of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation in the state of Florida.

1.4  Action Without a Meeting. Action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. To be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the corporation at its principal office in Florida or its principal place of business, or to the corporate secretary or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the corporation.

Any written consent may be revoked before the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Within 10 days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided under the articles of incorporation or by law, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares on compliance with applicable law.

A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.

Whenever action is taken as provided in this section, the written consent of the shareholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

1.5  Notice of Meeting. Except as provided in F.S. Chapter 607, the Florida Business Corporation Act, written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by, or at the direction of, the president or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be effected by a class of United States mail other than first-class. If mailed, the notice shall be effective when mailed, if mailed postage prepaid and correctly addressed to the shareholder's address shown in the current record of shareholders of the corporation.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

1.6  Waiver of Notice of Meeting. Whenever any notice is required to be given to any shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

1.7  Fixing of Record Date. In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the board of directors may fix, in advance, a record date, not more than 70 days before the date of the meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no prior action is required by the board, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 1.4 of these bylaws.

1.8  Shareholders' List. After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder for 10 days before the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. Any shareholder of the corporation or the shareholder's agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of F.S. 607.1602(3)) during regular business hours and at the shareholder's expense, during the period it is available for inspection.

The corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

1.9  Voting Per Share. Except as otherwise provided in the articles of incorporation or by F.S. 607.0721, each shareholder is entitled to one vote for each outstanding share held by him or her on each matter voted at a shareholders' meeting.

1.10  Voting of Shares. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by a person or persons designated by the board of directors of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chair of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote the shares.

Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by, or under the control of, a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one of the persons votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, as far as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

1.11  Proxies. Any shareholder of the corporation, other person entitled to vote on behalf of a shareholder under F.S. 607.0721, or attorney-in-fact for such persons, may vote the shareholder's shares in person or by proxy. Any shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the secretary of the corporation or such other officer or agent authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

1.12  Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.13  Effect of Action. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the articles of incorporation or by law.

1.14  Voting for Directors. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

1.15  Inspectors of Election. Before each shareholders' meeting, the board of directors or president shall appoint one or more inspectors of election. On appointment, each inspector shall take and sign an oath to faithfully execute the duties of inspector at the meeting with strict impartiality and to the best of his or her ability. Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting, and whether a quorum is present. The inspectors shall receive votes and ballots and determine all challenges and questions as to the right to vote. The inspectors shall count and tabulate all votes and ballots and determine the result. Inspectors shall perform other duties as are proper to conduct elections of directors and votes on other matters with fairness to all shareholders. Inspectors shall make a certificate of the results of elections of directors and votes on other matters. No inspector shall be a candidate for election as a director of the corporation.

ARTICLE 2 -- BOARD OF DIRECTORS

2.1  General Powers. Except as provided in the articles of incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors.

2.2  Number, Terms, Classification, and Qualification. The board of directors of the corporation shall consist of a minimum of one and a maximum of nine persons. The number of directors may at any time and from time to time be increased or decreased by action of either the shareholders or the board of directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director must be a natural person of at least 18 years of age, but need not be a citizen of the United States of America, a resident of Florida, or a shareholder of the corporation. Each director shall hold office until a successor has been elected and qualified or until an earlier resignation, removal from office, or death.

2.3  Regular Meetings. An annual regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders and at such other time and place as may be determined by the board of directors. The board may, at any time and from time to time, provide by resolution the time and place, either within or without the state of Florida, for the holding of the annual regular meeting or additional regular meeting of the board without other notice than the resolution.

2.4  Special Meetings. Special meetings of the board of directors may be called by the chair of the board, the president, or any two directors.

The person or persons authorized to call special meetings of the board may designate any place, either within or without the state of Florida, as the place for holding any special meeting of the board called by them. If no designation is made, the place of the meeting shall be the principal office of the corporation in Florida.

Notice of any special meeting of the board may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the board shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two days before the meeting either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.

2.5  Waiver of Notice of Meeting. Notice of a meeting of the board of directors need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly on arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.6  Quorum. Each director including the Chairman of the Board of Directors [if any] shall be entitled to one Board Vote. A majority vote of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the board of directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.

2.7  Effect of Action. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors.

2.8  Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or a committee of the board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

2.9  Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or a committee of it may be taken without a meeting if a consent in writing, stating the action so taken, is signed by all the directors. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

2.10  Meetings by Means of Conference Telephone Call or Similar Electronic Equipment. Members of the board of directors may participate in a meeting of the board by means of a conference telephone call or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

2.11  Resignation. Any director may resign at any time by giving written notice to the corporation, the board of directors, or its chair. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the board may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date.

2.12  Removal. Any director, or the entire board of directors, may be removed at any time, with or without cause, by action of the shareholders. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

2.13  Vacancies. Any vacancy in the board of directors, including any vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors, or by the shareholders.

2.14  Compensation. Each director may be paid the expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors or both, as may from time to time be determined by action of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for those services.

ARTICLE 3 -- COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors, except as prohibited by F.S. 607.0825(1).

Each committee must have two or more members who serve at the pleasure of the board. The board of directors, by resolution adopted in accordance with this article, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of the committee.

ARTICLE 4 -- OFFICERS

4.1  Officers. The officers of the corporation shall be a chief executive officer, a president, a vice president, a secretary, a treasurer, and any other officers and assistant officers as may be deemed necessary, and as shall be approved, by the board of directors. Any two or more offices may be held by the same person.

4.2  Appointment and Term of Office. The officers of the corporation shall be appointed annually by the board of directors at the first meeting of the board held after the shareholders' annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

4.3  Resignation. Any officer of the corporation may resign from his or her respective office or position by delivering notice to the corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date.

4.4  Removal. Any officer of the corporation may be removed from his or her respective office or position at any time, with or without cause, by the board of directors.

4.5  President. The president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, generally supervise and control all of the business and affairs of the corporation, and preside at all meetings of the shareholders, the board of directors, and all committees of the board of directors on which he or she may serve. In addition, the president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors, and as are incident to the offices of president and chief executive officer.

4.6  Vice Presidents. Each vice president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors.

4.7  Secretary. The secretary shall keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and the seal of the corporation; and keep a register of the post office address of each shareholder of the corporation. In addition, the secretary shall possess, and may exercise, such power and authority, and shall perform the duties, as may from time to time be assigned to him or her by the board of directors and as are incident to the office of secretary.

4.8  Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever; and deposit all such money in the name of the corporation in such banks, trust companies, or other depositaries as shall be used by the corporation. In addition, the treasurer shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors and as are incident to the office of treasurer.

4.9  Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors, the officer appointing him or her, and the officer or officers who may from time to time be designated by the board to exercise supervisory authority.

4.10  Compensation. The compensation of the officers of the corporation shall be fixed from time to time by the board of directors.

ARTICLE 5 – INDEMNIFICATION

5.1 Indemnification of Directors, Officers, Employees and Agents. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Notwithstanding the foregoing, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under this Article 5, the corporation shall be required to indemnify a person under this Article 5 in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

5.2 Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in 5.1 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The entitlement to expenses under this 5.2 shall include any expenses incurred by a director, officer, employee or agent of the corporation in connection with any action, suit or proceeding brought by such director, officer, employee or agent to enforce a right to indemnification or payment of expenses under this Article. If successful in whole or in part in any such action, suit or proceeding, or in any action, suit or proceeding brought by the corporation to recover a payment of expenses, the director, officer, employee or agent also shall be entitled to be paid the expense of prosecuting or defending such action, suit or proceeding.

5.3 Provisions Non-Exclusive; Survival of Rights. The indemnification and payment of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those indemnified or those who receive payment of expenses may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.4 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

5.5 Authority to Enter into Indemnification Agreements. The corporation shall have the power to enter into contracts with any director, officer, employee or agent of the Company in furtherance of the provisions of this Article to provide for the payment of such amounts as may be appropriate, in the discretion of the Board of Directors, to effect indemnification and payment of expenses as provided in this Article.

5.6 Effect of Amendment. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification in respect of any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE 6 -- CERTIFICATES OF STOCK

6.1  Certificates for Shares. The board of directors shall determine whether shares of the corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the corporation shall be signed (either manually or by facsimile) by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of the corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later cease to hold such office shall be valid.

6.2  Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation, and only after the surrender to the corporation of the certificates representing such shares. Except as provided by F.S. 607.0721, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

6.3  Lost Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the lost, destroyed, or wrongfully taken certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the board of directors, gives bond in such form and amount as the corporation may direct, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE 7 -- ACTIONS WITH RESPECT TO SECURITIES

OF OTHER CORPORATIONS

Unless otherwise directed by the board of directors, the president or a designee of the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of, or with respect to any action of shareholders of, any other corporation in which this corporation may hold securities and to otherwise exercise any and all rights and powers that the corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE 8 – AMENDMENTS

These bylaws may be altered, amended, or repealed, and new bylaws may be adopted, by action of the board of directors. The shareholders of the corporation may alter, amend, or repeal these bylaws or adopt new bylaws even though these bylaws also may be amended or repealed by the board of directors.

ARTICLE 9 -- CORPORATE SEAL

The board of directors shall provide for a corporate seal that shall be circular and shall have the name of the corporation, the year of its incorporation, and the state of incorporation inscribed on it.

Certified to be the original of the Bylaws duly adopted by the Board of Directors as of May 08, 2014:

/s/Eleftherios Papageorgiou	/s/Theodoros Theochari
Eleftherios Papageorgiou	Theodoros Theocharis
Chief Executive Officer	Director

/s/Nikolaos Stratigakis	/s/Eleftherios Kontos
Nikolaos Stratigakis	Eleftherios Kontos
Vice President	Director

/s/Alexandros Psychogios
Alexandros Psychogios
Director

END OF DOCUMENT

Eleftherios Papageorgiou
Chief Executive Officer

Theodoros Theocharis
Director

Nikolaos Stratigakis
Vice President

Eleftherios Kontos
Director

Alexandros Psychogios
Director

END OF DOCUMENT